Exhibit 99.6

FORM OF
NOMINEE HOLDER CERTIFICATION
XTANT MEDICAL HOLDINGS, INC.

The undersigned, a bank, broker, dealer, trustee, depositary, or other nominee of non-transferable subscription rights (the “Subscription Rights”) to purchase units (“Units”) of Xtant Medical Holdings, Inc. (the “Company”), said Units each comprised of one share of common stock (“Common Stock”) and of a warrant to purchase an additional share of Common Stock, pursuant to the Subscription Rights offering described and provided for in the Company’s Prospectus dated                , 2016, hereby certifies to the Company and to Corporate Stock Transfer, Inc., as Subscription Agent for such Rights Offering, that (1) the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of Subscription Rights specified below pursuant to the Basic Subscription Right (as defined in the Prospectus) and, on behalf of beneficial owners of Subscription Rights who have subscribed for the purchase of additional Units pursuant to the Over-Subscription Privilege (as defined in the Prospectus), the number of Units specified below, listing separately below each such exercised Basic Subscription Right and the corresponding Over-Subscription Privilege (without identifying any such beneficial owner), and (2) to the extent a beneficial owner has elected to subscribe for Units pursuant to the Over-Subscription Privilege, each such beneficial owner’s Basic Subscription Right has been exercised in full:

	Number of Shares Owned on the Record Date	Individual Soliciting Broker (if any)	Number of Units Subscribed for Pursuant to the Basic Subscription Right	Number of Units Subscribed for Pursuant to the Over-Subscription Privilege
1.
2.
3.
4.
5.
6.
7.
8.

________________________________________________________________________

Name of Nominee Holder

By: _____________________________________________________________________

Name: ___________________________________________________________________

Title: ____________________________________________________________________

Phone Number: ____________________________________________________________

Fax Number: ______________________________________________________________

Dated: ___________________________________________________________________

Provide the following information, if applicable:

________________________________________________________________________

DTC Participate Number

________________________________________________________________________

DTC Participant

By: _____________________________________________________________________

Name: ___________________________________________________________________

Title: ____________________________________________________________________

________________________________________________________________________

DTC Bank Subscription Confirmation Number(s)

Dated: ___________________________________________________________________